VIDEO RIVER NETWORK, INC.
Unaudited Proforma Statements of Operations
June 30, 2019

	Video River Networks, Inc.	Community Economic Development LLC	Eliminations	Total

REVENUE
Total revenue	$ -	$ -	$ -	$ -

EXPENSES:
Rent expense		11,257		11,257
Telephone expense		552		552
Other operating expenses		29,109		29,109

Total operating expenses		40,918	-	40,918

NET LOSS FROM OPERATIONS		(40,918)	-	(40,918)

NET LOSS	$ -	$ (40,918)	$ -	$ (40,918)

Basic and diluted loss per common share	$ -	$ -		$ (0.00029)

Weighted average number of common
Shares outstanding basic and diluted	139,153,206	-	-	139,153,206

The accompanying notes are an integral part of these financial statements

VIDEO RIVER NETWORK, INC.
Unaudited Proforma Balance Sheet
June 30, 2019

	Video River Networks, Inc.	Community Economic Development LLC		Eliminations		Total
ASSETS
Cash and cash equivalents	$ -	$ 14,508				$ 14,508

Total Current Assets	$ -	$ 14,508		$ -		$ 14,508

Real Estate Holdings	$ -	$ 1,415,739		$ -		$ 1,415,739
Fixed Assets		9,126				9,126
Total assets	$ -	$ 1,439,373		$ -		$ 1,439,373

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilites:
Current liabilities	$ -	$ -				$ -
Long-term liabilities	$ -	$ 1,480,291		$ -		$ 1,480,291

Total liabilities	-	1,480,291		-		1,480,291

Stockholders' deficit:
Preferred stock, $.001 par value, 1,000,000 shares authorized, 0 issued and outstanding						-
Common stock ($0.0001 par value)				-		-
200,000,000 shares authorized, no par
139,153,206 issued and outstanding on 06/30/2019, and	139,153					139,153
Additional Paid-in Capital	18,974,719			-		18,974,719
Accumulated Deficits	(19,113,872)	(40,918)				(19,154,790)
Total stockholders' equity	-	(40,918)		0		(40,918)
Total liabilities and stockholders' equity	$ -	$ 1,439,373	#	$ 0	#	$ 1,439,373